________________________________________________________________________________




                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                                 IGO CORPORATION

                              ARI ACQUISITION CORP.

                               AR INDUSTRIES, INC.

                                       AND

                     THE SHAREHOLDERS OF AR INDUSTRIES, INC.



                          DATED AS OF JANUARY 11, 2000



________________________________________________________________________________

                                TABLE OF CONTENTS

                      AGREEMENT AND PLAN OF REORGANIZATION

                                                                            PAGE
                                                                            ----

ARTICLE I
  THE MERGER...................................................................1
  Section 1.1   ACTIONS TO BE TAKEN............................................1
                -------------------
  Section 1.2   COMMON STOCK OF SURVIVING CORPORATION..........................2
                -------------------------------------
  Section 1.3   MERGER CONSIDERATION...........................................2
                --------------------
  Section 1.4   CONVERSION OR CANCELLATION OF ARI CAPITAL STOCK................2
                -----------------------------------------------
  Section 1.5   NO FRACTIONAL INTERESTS........................................2
                -----------------------
  Section 1.6   ARI STOCK OPTIONS..............................................3
                -----------------
  Section 1.7   ISSUANCE AND DELIVERY OF MERGER CONSIDERATION..................3
                ---------------------------------------------
  Section 1.7   STOCK TRANSFER BOOKS...........................................4
                --------------------
  Section 1.8   FILING OF MERGER DOCUMENTS.....................................4
                --------------------------

ARTICLE II
  REPRESENTATIONS AND WARRANTIES
  OF ARI AND THE ARI SHAREHOLDERS..............................................5
  Section 2.1   CORPORATE ORGANIZATION.........................................5
                ----------------------
  Section 2.2   CAPITAL STRUCTURE..............................................5
                -----------------
  Section 2.3   NO OTHER AGREEMENTS TO SELL ASSETS, MERGE, ETC.................6
                ----------------------------------------------
  Section 2.4   AUTHORIZATION; EXECUTION AND DELIVERY..........................6
                -------------------------------------
  Section 2.5   GOVERNMENTAL APPROVALS AND FILINGS.............................6
                ----------------------------------
  Section 2.6   NO CONFLICT....................................................7
                -----------
  Section 2.7   FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.......7
                --------------------------------------------------------
  Section 2.8   ABSENCE OF CHANGES.............................................8
                ------------------
  Section 2.9   CONTRACTS AND COMMITMENTS......................................9
                -------------------------
  Section 2.10  LEGAL PROCEEDINGS.............................................10
                -----------------
  Section 2.11  ERISA MATTERS.................................................11
                -------------
  Section 2.12  TAXES.........................................................13
                -----
  Section 2.13  INTELLECTUAL PROPERTY.........................................15
                ---------------------
  Section 2.14  ENVIRONMENTAL MATTERS.........................................16
                ---------------------
  Section 2.15  CERTAIN AGREEMENTS............................................17
                ------------------
  Section 2.16  INTERESTS OF OFFICERS AND DIRECTORS...........................17
                -----------------------------------
  Section 2.17  RESTRICTIONS ON BUSINESS ACTIVITIES...........................17
                -----------------------------------
  Section 2.18  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES;
                CONDITION OF EQUIPMENT........................................18
                ----------------------
  Section 2.19  COMPLIANCE WITH LAWS..........................................18
                --------------------
  Section 2.20  LABOR MATTERS.................................................18
                -------------
  Section 2.21  INSURANCE.....................................................19
                ---------
  Section 2.22  BROKERS.......................................................19
                -------

  Section 2.23  DISCLOSURE....................................................20
                ----------
  Section 2.24  INVESTMENT REPRESENTATIONS....................................20
                --------------------------
  Section 2.25  COMPUTER SYSTEMS..............................................20
                ----------------

ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF
  IGO AND SUB.................................................................21
  Section 3.1   CORPORATE ORGANIZATION........................................21
                ----------------------
  Section 3.2   CAPITAL STRUCTURE.............................................21
                -----------------
  Section 3.3   AUTHORIZATION, EXECUTION AND DELIVERY.........................21
                -------------------------------------
  Section 3.4   GOVERNMENTAL APPROVALS AND FILINGS............................22
                ----------------------------------
  Section 3.5   NO CONFLICT...................................................22
                -----------
  Section 3.6   REPORTS; ACCURACY OF INFORMATION..............................22
                --------------------------------
  Section 3.7   LITIGATION....................................................23
                ----------
  Section 3.8   NO MATERIAL ADVERSE CHANGE....................................23
                --------------------------
  Section 3.9   BROKERS.......................................................23
                -------
  Section 3.10  DISCLOSURE....................................................23
                ----------
  Section 3.11  TAX MATTERS...................................................23
                -----------

ARTICLE IV
  COVENANTS OF THE ARI SHAREHOLDERS...........................................24
  Section 4.1   ADVICE OF CHANGES.............................................24
                -----------------
  Section 4.2.  STOCK TRANSFER RESTRICTIONS...................................24
                ---------------------------

ARTICLE V
  COVENANT OF IGO AND SUB.....................................................25
  Section 5.1   LISTING APPLICATION...........................................25
                -------------------

ARTICLE VI
  MUTUAL COVENANTS............................................................25
  Section 6.1   CONFIDENTIALITY...............................................25
                ---------------
  Section 6.2   EXPENSES......................................................27
                --------
  Section 6.3   PUBLIC ANNOUNCEMENTS..........................................27
                --------------------
  Section 6.4   AGREEMENTS TO COOPERATE.......................................27
                    -----------------------

ARTICLE VII
  CONDITIONS TO THE OBLIGATIONS OF
  IGO AND SUB.................................................................28
  Section 7.1   REPRESENTATIONS AND WARRANTIES................................28
                ------------------------------
  Section 7.2   PERFORMANCE OF COVENANTS......................................28
                ------------------------
  Section 7.3   CERTIFICATE...................................................28
                -----------
  Section 7.4   NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION.............29
                -------------------------------------------------
  Section 7.5   APPROVALS AND CONSENTS........................................29
                ----------------------
  Section 7.6   DISSENTING SHARES.............................................29
                -----------------
  Section 7.7   NO MATERIAL ADVERSE CHANGE....................................29
                --------------------------
  Section 7.8   RESIGNATION OF OFFICERS AND DIRECTORS.........................29
                -------------------------------------

  Section 7.9   ..............................................................29
  ARI Options and Warrants....................................................29
  Section 7.10  ..............................................................29
  Non-Competition Agreements..................................................29
  Section 7.11  EXCHANGE AND ESCROW AGREEMENT.................................29
                -----------------------------
  Section 7.12  OPINION OF COUNSEL............................................30
                ------------------
  Section 7.13  INTELLECTUAL PROPERTY.........................................30
                ---------------------

ARTICLE VIII
  CONDITIONS TO ARI'S OBLIGATIONS.............................................30
  Section 8.1   REPRESENTATIONS AND WARRANTIES................................30
                ------------------------------
  Section 8.2   PERFORMANCE OF COVENANTS......................................30
                ------------------------
  Section 8.3   CERTIFICATE...................................................30
                -----------
  Section 8.4   NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION.............30
                -------------------------------------------------
  Section 8.5   APPROVALS AND CONSENTS........................................31
                ----------------------
  Section 8.6   OPINION OF COUNSEL............................................31
                ------------------
  Section 8.7   EMPLOYMENT AGREEMENTS.........................................31
                ---------------------
  Section 8.8   BANK LINE.....................................................31
                ---------

ARTICLE IX
  CLOSING.....................................................................31

ARTICLE X
  INDEMNITY AND ESCROW........................................................31
  Section 10.1  INDEMNIFICATION...............................................31
                ---------------
  Section 10.2  ESCROW OF SHARES..............................................32
                ----------------
  Section 10.3  REMEDIES......................................................33
                --------
  Section 10.4  TERM OF ESCROW................................................33
                --------------
  Section 10.5  ARI SHAREHOLDERS' REPRESENTATIVES.............................34
                ---------------------------------
  Section 10.6  MECHANICS OF MAKING CLAIMS....................................34
                --------------------------
  Section 10.7  ESCROW AGENT'S DUTIES.........................................35
                ---------------------

ARTICLE XI
  TERMINATION.................................................................36
  Section 11.1  TERMINATION AND ABANDONMENT...................................36
                ---------------------------
  Section 11.2  EFFECT OF TERMINATION.........................................37
                ---------------------

ARTICLE XII
  MISCELLANEOUS PROVISIONS....................................................37
  Section 12.1  TAX MATTERS...................................................37
                -----------
  Section 12.2  KNOWLEDGE.....................................................39
                ---------
  Section 12.3  AMENDMENT AND MODIFICATION....................................39
                --------------------------
  Section 12.4  WAIVER OF COMPLIANCE..........................................39
                --------------------
  Section 12.5  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.................39
                ---------------------------------------------
  Section 12.6  NOTICES.......................................................39
                -------
  Section 12.7  ASSIGNMENT....................................................40
                ----------

  Section 12.8  GOVERNING LAW.................................................40
                -------------
  Section 12.9  PARTIES IN INTEREST...........................................41
                -------------------
  Section 12.10 COUNTERPARTS..................................................41
                ------------
  Section 12.11 HEADINGS AND REFERENCES.......................................41
                -----------------------
  Section 12.12 ENTIRE AGREEMENT..............................................41
                ----------------
  Section 12.13 SEVERABILITY..................................................41
                ------------
  Section 12.14 OTHER REMEDIES................................................41
                --------------
  Section 12.15 FURTHER ASSURANCES............................................41
                ------------------
  Section 12.16 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS.....................41
                -----------------------------------------
  Section 12.17 MUTUAL DRAFTING...............................................42
                ---------------


EXHIBITS

Exhibit A             Agreement of Merger

Exhibit B             Current List of the Names and Addresses of all Holders
                      of ARI Capital Stock

Exhibit C-1, C-2      Non-Competition Agreement

Exhibit D             Exchange and Escrow Agreement

Exhibit E             Opinion of AR Industries, Inc. Legal Counsel

Exhibit F             Opinion of iGo Corporation Legal Counsel

Exhibit G-1, G-2      Employment Agreements

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (this "AGREEMENT") is entered into as of January 11, 2000, among iGo Corporation, a Delaware corporation ("iGO"), ARI Acquisition Corp., a California corporation and a wholly-owned subsidiary of iGo ("SUB"), AR Industries, Inc., a California corporation ("ARI") and the shareholders of AR Industries, Inc. (the "ARI SHAREHOLDERS").

                                    RECITALS

         A. The Boards of Directors of iGo, Sub and ARI have deemed it advisable that iGo and ARI combine their operations by a merger of Sub into ARI, under the terms and conditions hereinafter set forth (the "MERGER").

         B. The Boards of Directors of iGo, ARI and Sub, have approved and adopted this Agreement and the Merger Agreement (as defined below) and intend that the Merger qualify for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "CODE").

         In consideration of the mutual representations, warranties, covenants and agreements herein contained and subject to the conditions and other terms herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 ACTIONS TO BE TAKEN. Upon performance (or waiver) of all covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, at the Effective Time (as defined below) and pursuant to the California Corporations Code (the "CCC") the following will occur:

                  (a) ARI will be merged with and into Sub in accordance with
Section 368(a) of the Code. Sub will be the surviving corporation (the "SURVIVING CORPORATION"), and the separate existence and corporate organization of ARI will cease, and thereupon ARI and Sub will be a single corporation known as "AR Industries, Inc.";

                  (b) Sub, as the Surviving Corporation, will succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of ARI in accordance with the CCC;

                  (c) the Articles of Incorporation and Bylaws of Sub will be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended as provided by law;

                  (d) The officers and directors of Sub will be the initial officers and directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                  (e) As soon as practicable after each condition to the obligations of iGo and Sub and ARI hereunder has been satisfied or waived, an Agreement of Merger, in the form attached hereto as EXHIBIT A and properly completed and executed in accordance with the CCC (the "MERGER AGREEMENT") will be filed with the Secretary of State of the State of California, together with the required officers' certificates. The Merger will become effective at the time and on the date the Merger Agreement is so filed. The date and time when the Merger becomes effective is referred to herein as the "EFFECTIVE TIME."

         Section 1.2 COMMON STOCK OF SURVIVING CORPORATION. Following the Effective Time, all issued and outstanding shares of Common Stock of Sub will continue to be fully paid and nonassessable shares of Common Stock of the Surviving Corporation. Each certificate of Sub evidencing ownership of any such shares will continue to evidence ownership of the same number of shares of Common Stock of the Surviving Corporation.

         Section 1.3 MERGER CONSIDERATION. Upon the effectiveness of the Merger, the ARI Shareholders will collectively be entitled to receive from iGo in consideration of the cancellation and conversion of all shares of the outstanding capital stock of ARI (the "ARI CAPITAL STOCK"), an aggregate of (a) $750,000 in cash (the "MERGER CASH"), and (b) the Merger Securities (subject to the escrow and holdback described in Sections 1.7(d) and 10.2 below).

         Section 1.4 CONVERSION OR CANCELLATION OF ARI CAPITAL STOCK.

                  (a) The maximum number of shares of Common Stock of iGo, $0.001 par value per share ("iGO COMMON STOCK") to be issued by iGo in connection with the Merger (the "MERGER SECURITIES") shall be 279,167.

                  (b) At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of the capital stock of ARI, issued and outstanding immediately prior to the Effective Time (other than any shares cancelled or retired pursuant to Section 1.4(c), the "ARI CAPITAL STOCK") will cease to be outstanding and will be converted into the right to receive the number of shares of iGo Common Stock, subject to the provisions of
Article X hereof, as is determined by a ratio (the "EXCHANGE RATIO"), the numerator of which is the maximum number of Merger Securities and the denominator of which is equal to the number of shares of ARI Capital Stock outstanding as of the Effective Time.

                  (c) Each share of ARI Capital Stock which, immediately prior to the Effective Time, was issued and held in the treasury of ARI or was issued and outstanding and held by iGo, Sub, ARI or any subsidiary of ARI will be cancelled or retired and no issuance of Merger Securities or other payment will be made with respect thereto.

                  (d) Notwithstanding anything in this Agreement to the contrary, there shall be no shares of ARI Capital Stock which constitute dissenting shares under Section 1300(b) of the CCC.

         Section 1.5 NO FRACTIONAL INTERESTS. Neither certificates nor scrip for fractional interests in the Merger Securities issued pursuant to Section 1.4(b) hereof will be issued, but in lieu thereof each holder of shares of ARI Capital Stock who would otherwise have been entitled pursuant to Section 1.4(b) hereof to a fraction of a share of iGo Common Stock will be paid an amount in cash equal to such fraction multiplied by $12.00 (the "MERGER PRICE").

         Section 1.6 ARI STOCK OPTIONS. All options, warrants and other rights to acquire shares of ARI Capital Stock have been fully exercised , cancelled or otherwise terminated as of the date of this Agreement.

         Section 1.7 ISSUANCE AND DELIVERY OF MERGER CONSIDERATION.

                  (a) At the Closing, iGo shall pay to the ARI Shareholders, via wire transfer to a single bank account designated by Rod Hosilyk and Kevin Prince, the Merger Cash. Each ARI Shareholder shall be entitled to its pro rata percentage (the "PRO RATA PORTION") of the Merger Cash, calculated by dividing
(i) such person's aggregate holdings of ARI Capital Stock immediately prior to the Effective Time by (ii) all outstanding shares of ARI Capital Stock outstanding immediately prior to the effective time. Upon delivery of the wire transfer of the Merger Cash to the designated bank account, neither iGo nor Sub or ARI shall have any further responsibility for ensuring that any particular ARI Shareholder receives their Pro Rata Portion of the Merger Cash.

                  (b) iGo and ARI hereby authorize U.S. Stock Transfer Corporation to act as Exchange Agent (the "EXCHANGE AGENT") hereunder. As soon as practicable following the Effective Time, iGo will issue and deliver to the Exchange Agent certificates ("NEW CERTIFICATES") representing a sufficient number of shares of iGo Common Stock for issuance pursuant to Sections 1.4(b) and 1.7(d) hereof.

                  (c) As soon as practicable after the Effective Time, the Exchange Agent will send written notice to each record holder of certificates representing shares of ARI Capital Stock converted pursuant to Section 1.4(b) hereof ("OLD CERTIFICATES") of the manner and basis for exchanging Old Certificates for New Certificates.

                  (d) Upon surrender for cancellation to the Exchange Agent of one or more Old Certificates, accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent will, as promptly as practicable, deliver to each holder (other than Rod Hosilyk and Kevin Prince) of such surrendered Old Certificates, New Certificates representing such holder's Pro Rata Portion of the Merger Securities to which the holders of ARI Capital Stock are entitled pursuant to Section 1.4(b) hereof, together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates. The foregoing sentence shall apply to Rod Hosilyk and Kevin Prince except that the New Certificates received by them will be decreased to the extent of their respective proportional interests (as between each of them based upon their respective holdings of ARI Common Stock immediately prior to the Closing) in the shares escrowed pursuant to this paragraph and Article X hereof. iGo will deliver to the Exchange Agent, when required, cash sufficient to settle the payment for fractional interests. Twenty-Seven Thousand Nine Hundred Seventeen (27,917) of the number of shares of iGo Common Stock to which Rod Hosilyk and Kevin Prince are entitled shall be deposited in escrow in accordance with Article X hereof.

                  (e) Until Old Certificates have been surrendered and exchanged as herein provided for New Certificates, each outstanding Old Certificate will be deemed for all corporate purposes of iGo, other than the payment of dividends or any distributions, to evidence ownership of the number of shares of iGo Common Stock into which the number of shares of ARI Capital Stock shown thereon have been converted pursuant to Section 1.4(b) hereof. No dividends or other distributions declared on iGo Common Stock will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions will be paid to such persons in accordance with the terms of such securities. In no event will the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. From and after the Effective Time, iGo will, however, be entitled to treat Old Certificates which have not yet been surrendered for exchange as evidencing the ownership of the number of shares of iGo Common Stock into which the shares of ARI Capital Stock represented by such Old Certificates will have been converted, notwithstanding any failure to surrender such Old Certificates.

                  (f) No transfer taxes will be payable by any shareholder of ARI in connection with the exchange of Old Certificates for New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange will pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the New Certificate in a name other than the registered holder of the Old Certificate, or will establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (g) In the event that the appointment of the Exchange Agent is terminated, following such termination, Old Certificates will be surrendered to, and New Certificates delivered by, iGo or its agent. If outstanding Old Certificates are not surrendered prior to two years after the Effective Time (or, in any particular case, prior to such earlier date on which dividends or other distributions, if any, would otherwise escheat to or become the property of any governmental unit or agency), the amount of dividends and other distributions, if any, which have become payable and which thereafter become payable on Merger Securities evidenced by such Old Certificates as provided herein will, to the extent permitted by applicable law, become the property of the Surviving Corporation (and, to the extent not in its possession, will be paid over to it by iGo), free and clear of all claims or interest of any person previously entitled thereto.

         Section 1.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of ARI will be closed and no transfer of ARI Capital Stock will thereafter be made.

         Section 1.9 FILING OF MERGER DOCUMENTS. As soon as practicable after each other condition to the obligations of iGo and Sub and ARI hereunder has been satisfied or waived, ARI and Sub will deliver the Merger Agreement for filing with the Secretary of State of the State of California and iGo and Sub and ARI will take such other and further actions as may be required by the CCC in connection with such filing and the consummation of the Merger.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         OF ARI AND THE ARI SHAREHOLDERS

         As of the date hereof, except as disclosed in a document referring specifically to the relevant subsections of this Article II which is delivered by ARI to iGo prior to execution of this Agreement (the "ARI DISCLOSURE SCHEDULE"), ARI and the ARI Shareholders hereby represent and warrant to iGo and Sub as follows:

         Section 2.1 CORPORATE ORGANIZATION.

                  (a) Each of ARI and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business as it is now being conducted. A true and complete list of such Subsidiaries is set out in the ARI Disclosure Schedule, together with the jurisdiction of incorporation of each Subsidiary. Each of ARI and its Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations or ownership of its property requires such qualification or licensing, except where the failure to be so qualified or licensed would not, individually or in the aggregate, materially and adversely affect the condition (financial or other), business, properties, prospects (as currently contemplated), net worth or results of operations of ARI and its Subsidiaries taken as a whole (collectively, "ARI'S BUSINESS"). The minute books of ARI and its Subsidiaries, as made available to iGo, contain complete and accurate records of all corporate action taken by ARI and its Subsidiaries since their respective dates of incorporation.

                  (b) ARI has no direct or indirect interest in or loans to any partnership, corporation, joint venture, business association or other entity other than ARI's Subsidiaries, all of which are listed in the ARI Disclosure Schedule. ARI has delivered to iGo complete and correct copies of the Articles of Incorporation and Bylaws (or other organizational or charter documents) of ARI and each of its Subsidiaries, in each case as amended to the date hereof. As used in this Agreement, the term "SUBSIDIARY" means a "subsidiary" as defined in Rule 1.01 in Regulation S-X promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). To the extent that ARI has any Subsidiaries, all representations pertaining to ARI under this Article II shall be interpreted to refer to ARI and its Subsidiaries unless such representation specifically provides otherwise.

         Section 2.2 CAPITAL STRUCTURE. The authorized capital stock of ARI consists of 50,000,000 shares of Common Stock, no par value ("ARI COMMON STOCK"), 1,000,000 shares of Preferred Stock, no par value. There are currently outstanding 115,115 shares of ARI Common Stock and no shares of Preferred Stock. All outstanding shares of ARI Capital Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, ARI's Articles of Incorporation or Bylaws or any agreement to which ARI or any of its Subsidiaries is a party or by which ARI or any of its Subsidiaries may be bound. ARI has provided iGo and its legal counsel with a complete and accurate list of all issuances of Capital Stock by ARI.

Attached as EXHIBIT B hereto is a current list of the names and addresses of all holders of ARI Capital Stock, together with the number and type of shares held by each holder. There are no options, warrants, calls, conversion rights, commitments or agreements of any character to which ARI or any Subsidiary of ARI is a party or by which any of them may be bound that do or may obligate ARI or any Subsidiary of ARI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of ARI Capital Stock or of the capital stock of any Subsidiary of ARI or that do or may obligate ARI or any Subsidiary of ARI to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. ARI is the owner of all outstanding shares of capital stock of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. ARI is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may subsequently be issued. There are no agreements or understandings to which ARI is a party or, to the knowledge of ARI, any other agreements or understandings, with respect to the transfer or voting of shares of ARI Capital Stock.

         Section 2.3 NO OTHER AGREEMENTS TO SELL ASSETS, MERGE, ETC. Except as provided hereby, ARI has no legal obligation, absolute or contingent, to any person or firm to sell assets other than in the ordinary course of business or to effect any merger, consolidation or reorganization of ARI or to enter into any agreement with respect thereto.

         Section 2.4 AUTHORIZATION; EXECUTION AND DELIVERY. ARI and the ARI Shareholders have all requisite power and authority (a) to execute and deliver, as applicable, this Agreement, the Merger Agreement and the agreements attached as exhibits hereto (the "ARI ANCILLARY AGREEMENTS"), (b) to perform their respective obligations under this Agreement, the Merger Agreement and the ARI Ancillary Agreements, and (c) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Merger Agreement and the ARI Ancillary Agreements by ARI and the consummation by ARI of the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action of ARI, including obtaining any necessary approval of its shareholders. This Agreement has been duly executed and delivered by ARI and the ARI Shareholders and, and assuming its due authorization, execution and delivery by iGo and Sub, constitutes the legal, valid and binding obligation of ARI and the ARI Shareholders, enforceable in accordance with its terms. The Board of Directors of ARI has unanimously determined that it is advisable and in the best interest of ARI's shareholders for ARI to enter into a strategic business combination with iGo upon the terms and subject to the conditions of this Agreement.

         Section 2.5 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority ("GOVERNMENTAL ENTITY") is required on the part of ARI in order (a) to permit ARI to perform its obligations under this Agreement or (b) to prevent the termination of any right, privilege, license or agreement of ARI or any Subsidiary of ARI, or to prevent any loss to ARI's Business, by reason of the transactions contemplated by this Agreement, except for the filing of the Merger Agreement and a Certificate of Satisfaction from the Franchise Tax Board of the State of California, as required by the CCC.

         Section 2.6 NO CONFLICT. Except for the receipt of any required approval of the shareholders of ARI as contemplated by Section 1.8(a) hereof, and compliance with the governmental and regulatory requirements described in
Section 2.5 hereof, neither the execution, delivery and performance of this Agreement, the Merger Agreement and the ARI Ancillary Agreements by ARI nor the consummation by ARI of the transactions contemplated hereby and thereby, including the Subsequent Merger, will (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of ARI's or any of ARI's Subsidiaries' Articles of Incor poration or Bylaws (or other organizational or charter documents), (b) conflict with, result in a breach or violation of, give rise to a termination right or a default under, result in the acceleration of performance under (whether or not after the giving of notice or lapse of time or both), any mortgage, lien, lease, agreement, note, bond, indenture, guarantee or instrument or any license or franchise granted by or to a third party, in each case, that is material to ARI's Business or that is referenced in the ARI Disclosure Schedule, (c) conflict with, or result in a violation of, any statute, regulation, law, ordinance, writ, injunction, order, judgment or decree to which ARI or any ARI Subsidiary or any of their assets may be subject, (d) give rise to a declaration or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of ARI or any ARI Subsidiary, (e) adversely affect, in any material respect, any franchise, license, permit or other governmental approval which is material to ARI's Business or is necessary to enable ARI or any ARI Subsidiary to carry on its business as presently conducted or is required of any employee or agent of ARI or any ARI Subsidiary to enable each of them to carry out such person's duties on behalf of ARI or any ARI Subsidiary or (f) require the consent of any third party.

         Section 2.7 FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

                  (a) ARI has furnished iGo with the unaudited consolidated balance sheets of ARI and its Subsidiaries as of November 30, 1999 and the related audited consolidated statements of operations, cash flows and changes in shareholders' equity for the year then ended, and the unaudited interim balance sheet and related consolidated statements of operations, cash flows and changes in shareholders' equity for the 11-month period ended November 30, 1999 (collectively, the "ARI FINANCIAL STATEMENTS"). The ARI Financial Statements, including the notes thereto, (i) are in accordance with the respective books of ARI and the its Subsidiaries; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; (iii) present fairly the consolidated financial position of ARI and the ARI Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of ARI for the respective periods indicated therein; and (iv) do not reflect any material items of nonrecurring income except as stated therein. Since January 1, 1999 there has been no change in ARI's accounting principles, methods or policies, except as described in the notes to the ARI Financial Statements and except that the unaudited interim financial statements (A) are subject to normal year-end audit adjustments which are not expected to be material in the aggregate and (B) do not include footnotes.

                  (b) ARI has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which were not disclosed or provided for in the ARI Financial Statements or the notes thereto other than obligations not required to be disclosed or provided for under generally accepted accounting principles and liabilities incurred since January 1, 1999, which are not individually or in the aggregate, material to ARI's Business. All reserves set forth on the ARI Financial Statements or the notes thereto were adequate. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) which were not adequately provided for in the ARI Financial Statements or reflected in the notes thereto.

                  (c) The accounts receivable shown on the ARI Financial Statements at November 30, 1999 are collectible in the ordinary and usual course of business, and are not subject to any defense or right of set-off that may be asserted or any claim of set-off that may be made, other than as reflected in the allowance for doubtful accounts shown on the consolidated balance sheet contained in the ARI Financial Statements at November 30, 1999. The reserve for doubtful accounts is adequate, and the values at which accounts receivable are carried on such November 30, 1999 consolidated balance sheet reflect the policies of ARI consistent with ARI's past practice and are in accordance with generally accepted accounting principles applied on a consistent basis.

                  (d) ARI makes and keeps accurate books and records reflecting in all material respects its assets and maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded to permit preparation of ARI's financial statements and to maintain accountability in all material respects for the assets of ARI, (iii) access to the assets of ARI is permitted only in accordance with management's authorization, and (iv) the recorded accountability of the assets of ARI is compared with existing assets at reasonable intervals.

         Section 2.8 ABSENCE OF CHANGES. Since January 1, 1999, ARI has conducted its business only in the ordinary course consistent with past practice and there has or have been no (a) material adverse change in ARI's Business or any development known to ARI that is reasonably expected to cause a material adverse change in ARI's Business; (b) damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any assets material to ARI's Business; (c) change by ARI or its Subsidiaries in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) revaluation by ARI or any of its Subsidiaries of any of their assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; (e) amendments or changes in the Articles of Incorporation or Bylaws of ARI; (f) capital expenditures by ARI or additions of equipment to existing leases exceeding $10,000 in the aggregate; (g) destruction, damage to, or loss of any assets of ARI (whether or not covered by insurance); (h) labor trouble or claim of wrongful discharge, discrimination or sexual harassment of which ARI has received written notice or of which ARI is aware, or other unlawful labor practice or action; (i) declaration, setting aside or payment of a dividend or other distribution with respect to the shares of capital stock of ARI, or any direct or indirect redemption, purchase or other acquisition by ARI of any of its shares of capital stock; (j) increase in the salary or other compensation payable or to become payable by ARI to any of its officers, directors or employees, or the declaration, payment or commitment or any obligation of any kind for the payment by ARI of a bonus or other additional salary or compensation to any such person; (k) acquisition, sale or transfer of any material asset of ARI other than in the ordinary course of business; (l) amendment or termination of any contract, agreement or license to which ARI is a party; (m) loan by ARI to any person or entity, or guarantee by ARI of any loan, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices; (n) waiver or release of any material right or claim of ARI, including any write-off or other compromise of any account receivable of ARI; (o) the commencement or notice or threat of commencement of any governmental proceeding against or investigation of ARI or its affairs; or (p) negotiation or agreement by ARI or the ARI Shareholders to do any of the things described in the preceding clauses (a) through (o), other than negotiations with iGo regarding the transactions contemplated by this Agreement.

         Section 2.9 CONTRACTS AND COMMITMENTS.

                  (a) Neither ARI nor any of its Subsidiaries is a party or subject to:

                      (i) Any union contract or collective bargaining agreement or any employment contract or arrangement, written or oral, providing for future compensation with any officer, consultant, director or employee which is not terminable by it or its Subsidiary on 30 days' notice or less without penalty or obligation to make payments related to such termination, other than (A) (in the case of employees other than executive officers) such severance agreements as are not different from standard arrangements offered to employees generally in the ordinary course of business consistent with ARI's past practices, a description of which is set forth in the ARI Disclosure Schedule and (B) such agreements as may be imposed or implied by law;

                      (ii) Any plans, contracts or arrangements, written or oral, which collectively require aggregate payments by ARI in excess of $10,000 for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

                      (iii) Any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

                      (iv) Any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement in which the annual amount involved in 1998 exceeded, or is expected to exceed in 1999 or any subsequent year, $10,000 or pursuant to which ARI has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory;

                      (v) Any lease for real or personal property pursuant to which the amount of payments which ARI is required to make on an annual basis exceeds $10,000;

                      (vi) Any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger Agreement or any ARI Ancillary Agreement, the closing of the Merger, or the consummation of the transactions contemplated hereby or thereby, including the Subsequent Merger;

                      (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $10,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $10,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

                      (viii) Any license agreement, either as licensor or licensee;

                      (ix) Any contract containing covenants purporting to limit ARI's freedom or that of any of its Subsidiaries to compete in any line of business or in any geographic area or with any third party;

                      (x) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $10,000; or

                      (xi) Any other agreement, contract or commitment which is material to ARI's Business.

                  (b) Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in the ARI Disclosure Schedule is valid and binding on ARI or its Subsidiaries, as applicable, and is in full force and effect, and neither ARI nor any of its Subsidiaries, nor to the knowledge of ARI, any other party thereto, has breached any material provision of, or is in default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

                  (c) None of the 20 largest customers of ARI or its Subsidiaries during the twelve months ended November 30, 1999 (determined on the basis of both revenues and bookings during such period) has materially reduced or terminated, or has notified ARI in writing that it intends to reduce or terminate, the amount of its business with ARI or any of its Subsidiaries.

                  (d) There is no agreement, judgment, injunction, order or decree binding upon ARI or its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of ARI or its Subsidiaries, any acquisition of material property by ARI or its Subsidiaries or the conduct of business by ARI or its Subsidiaries as currently conducted or as proposed to be conducted by ARI or its Subsidiaries.

         Section 2.10 LEGAL PROCEEDINGS. Each of ARI and its Subsidiaries is not in violation of, and has not received any notice of any violation of (a) any applicable statute, law, regulation, ordinance, writ, injunction, order, judgment or decree, the effect of which violation could reasonably, individually or in the aggregate, be expected to be materially adverse to ARI's Business, or
(b) any provision of the Articles of Incorporation or Bylaws (or other organizational or charter document) of ARI or any ARI Subsidiary. There is no order, writ, injunction, judgment or decree outstanding, and no legal, administrative, arbitration or other proceeding, action, suit or governmental investigation or inquiry against or relating to ARI or any of ARI's Subsidiaries or their assets or business ("ARI LEGAL PROCEEDINGS") pending or, to the knowledge of ARI, threatened and, to the knowledge of ARI, there are no claims (including unasserted claims as to which there has been a manifestation by a potential claimant of an awareness of such claim or it is considered probable that a claim will be asserted and there is a reasonable possibility that the outcome will be unfavorable, all as such terms are used in Statement of Financial Accounting Standards No. 5), against or relating to ARI or any of ARI's Subsidiaries or their assets or business, which pending or threatened ARI Legal Proceedings or claims would reasonably be expected to have, individually or in the aggregate, a material adverse effect on ARI's Business. There is no ARI Legal Proceeding which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. There are no existing liabilities that require ARI or any ARI Subsidiary to indemnify its officers and directors for acts or omissions by such persons or existing agreements to provide indemnification for such liabilities. The ARI Disclosure Schedule sets forth with respect to each ARI Legal Proceeding, to the extent that the aggregate remedies or damages claimed for each such complaint are unspecified, involve specific performance or injunctive relief or exceed $10,000, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed.

         Section 2.11 ERISA MATTERS.

                  (a) Set forth in Section 2.11(a) of the ARI Disclosure
Schedule is a true and complete list of all employees of ARI, including current wage or salary. In addition, set forth in Section 2.11(a) of the ARI Disclosure Schedule contains a true and complete list of all oral and written employment contracts and all development and consulting contracts of ARI. Copies of all such employment contracts and developer and consulting contracts have been delivered to iGo. All such contracts are valid and are in full force and effect in all respects, and neither ARI, nor any other party is in breach or default of any such contract. ARI has no written or oral agreement or commitment to pay any person anything of value upon or in connection with the termination of such person's employment or engagement by ARI.

                  (b) All past and present directors, officers, employees, developers and consultants of ARI who have had and who have access to the Intellectual Property (as defined below) and other proprietary information of ARI had and have executed and delivered to ARI agreements regarding the confidentiality and non-disclosure of such Intellectual Property and proprietary information and the assignment of intellectual property rights to ARI. All such agreements are valid and remain in full force and effect, and neither ARI, nor any other party is in breach or default of any such agreement.

                  (c) ARI has no knowledge of any Company employee that intends to leave ARI's employ.

                  (d) To the knowledge of ARI, no employee of ARI is in material violation of any contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by ARI or with respect to security clearance, trade secrets or proprietary information of others, and the employment of any employee of ARI does not subject ARI to any liability to any third party.

                  (e) Except for the plans of ARI set forth in Section 2.11(e) of the ARI Disclosure Schedule (the "PLANS"), neither ARI nor any corporation, partnership or other trade or business, whether or not incorporated, which is or has been treated as a single employer or controlled group member with ARI pursuant to Section 4001 of the Employee Retirement Income Security Act of 1974, as amended (together with the rules and regulations promulgated thereunder ("ERISA")) or Code Section 414 (each such entity being referred to herein as an "ERISA AFFILIATE") maintains or contributes to or has any liability with respect to any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, and, or any other bonus, incentive, compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, vacation, holiday, fringe benefit, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff or consulting plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated). True and complete copies of all the Plan documents and summary plan descriptions have been furnished to iGo (along with all related trust agreements, insurance contracts or other funding agreements which implement each Plan, and all other documents, records or other materials related thereto reasonably requested by iGo).

                  (f) With respect to each Plan, the requirements of ERISA, the Code (including, without limitation Part 6 of Subtitle B of Title I of ERISA and Sections 105(h) and 4980B of the Code) and all other applicable laws have been fulfilled in all respects, and copies of all filings with the Internal Revenue Service and the Department of Labor or other applicable Governmental Entity for the three most recent plan years for the Plans have been furnished to iGo. No written or oral representations have been made to any employee or former employee of ARI promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under Section 4980B of the Code).

                  (g) Neither ARI nor any ERISA Affiliate has ever (i) maintained or contributed to any plan subject to Section 412 of the Code and
Section 302 of ERISA or (ii) contributed to any "multi-employer plan," as such term is defined in Section 3(37) of ERISA, and neither ARI nor any ERISA Affiliate has effected either a "complete withdrawal" or a "partial withdrawal," as those terms are defined in Sections 4203 and 4205, respectively, of ERISA, from any such multi-employer plan.

                  (h) All bonus, profit sharing, incentive, commission or other compensation of any kind with respect to work done have been fully accrued on the Financial Statements.

                  (i) Each Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of a "qualified plan" under Section 401(a) of the Code in form and in operation, and such Plan, and each trust (if any) forming a part thereof, has received a favorable determination letter, or a favorable determination letter has been applied for, from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax-exempt status of such related trust, and nothing has occurred since the date of such determination letter, or request therefor, that could reasonably be expected to adversely affect the qualification of such Plan or the tax-exempt status of such related trust.

                  (j) There are no unfunded liabilities existing under any Plan, and, subject to compliance with applicable notice requirements under ERISA and state laws, each Plan could be terminated promptly following the Effective Time with no liability to iGo, ARI, any ERISA Affiliate or any person that is under common control, or is treated as a single employer, with iGo under Section 414 of the Code or ERISA Section 4001.

                  (k) With respect to each Plan (i) there have been no non-exempt prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has liability for breaching of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets in such Plan, and
(iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or, to the knowledge of the Shareholders, threatened, and the Shareholders have no knowledge of any facts that would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

         Section 2.12 TAXES.

                  (a) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                      (i) The term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected.

                      (ii) The term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                      (iii) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (b) RETURNS FILED AND TAXES PAID. All Returns required to be filed by or on behalf of ARI have been duly filed on a timely basis (or requests for extensions to file ARI's Returns have been timely filed) and such Returns are true, complete and correct. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of ARI under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Financial Statements, and no other Taxes are payable by ARI with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. ARI has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of ARI with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that ARI is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. ARI has not been at any time a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

                  (c) TAX RESERVES. Except for Taxes described on the ARI Disclosure Schedule, the amount of ARI's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) solely with respect to ARI reflected on the ARI Financial Statements, and the amount of ARI's liability for unpaid Taxes for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) solely with respect to ARI reflected on the balance sheet as of the Closing Date.

                  (d) RETURNS FURNISHED. ARI has made available to iGo true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of ARI relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales, use and property tax returns for ARI for all periods ending on and after December 31, 1995. ARI has never been a member of an affiliated group of corporations filing consolidated returns or a unitary group of corporations filing combined returns. ARI does no business in and derives no income from any state other than states for which Returns have been duly filed and made available to iGo.

                  (e) TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. The Returns of ARI have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened. No deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of ARI, and ARI has not received written notice nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. ARI is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against ARI or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of ARI. ARI has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662.

                  (f) TAX SHARING AGREEMENTS. ARI is not (nor has it ever been) a party to any tax sharing agreement.

                  (g) TAX ELECTIONS AND SPECIAL TAX STATUS. ARI is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. ARI is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and iGo is not required to withhold tax by reason of Section 1445 of the Code. ARI is not is a "consenting corporation" under Section 341(f) of the Code. ARI has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to ARI pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. ARI has not participated in an international boycott as defined in Code Section 999. ARI has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method, and it does not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date involving in excess of $10,000. ARI is not nor has it been a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

                  (h) LIMITATIONS. ARI is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. ARI has no net operating losses or other tax attributes currently subject to limitation under Code Sections 382, 383, or 384 (or comparable provisions of state law).

                  (i) S CORPORATION. ARI has made a valid election to be treated as an S Corporation for Federal income tax purposes under Subchapter S of the Code, and has filed a Form 2553 for such purpose with the Internal Revenue Service which was executed by each of the relevant shareholders of ARI. Before giving effect to the transactions contemplated by this Agreement (i) ARI's election to be treated as an S Corporation has not been revoked or terminated and continues, and will continue, in full force and effect through the Closing Date, and (ii) no shares of ARI's capital stock have been transferred to or are owned by any person or entity whose ownership thereof would cause termination of such election.

         Section 2.13 INTELLECTUAL PROPERTY.

                  (a) ARI owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible and intangible proprietary information or material that are used or proposed to be used in the business of ARI as currently conducted or as proposed to be conducted that are material to such business or where the failure to have such right would result or would be expected to result in a material adverse effect on ARI's Business (the "INTELLECTUAL PROPERTY"). Section 2.13 of the ARI Disclosure Schedule sets forth all patents, registered and unregistered trademarks and service marks, registered and unregistered copyrights, trade names and service marks, and any applications therefor, included in the Intellectual Property, and specifies the jurisdictions in which each such Intellectual Property right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 2.13 of the ARI Disclosure Schedule also sets forth (i) all licenses, sublicenses and other agreements to which ARI is a party and pursuant to which any person is authorized to use any Intellectual Property and (ii) all licenses, sublicenses and other agreements to which ARI is a party and pursuant to which ARI is authorized to use any patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how and tangible and intangible proprietary information or material of any third party (the "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"), and Section 2.13 of the ARI Disclosure Schedule includes the identity of all parties to such licenses, sublicense and other agreements, a description of the nature and subject matter thereof, the applicable royalty rates and the term thereof.

                  (b) The execution and delivery of this Agreement and the performance by ARI of its obligations hereunder will not (i) impair ARI's rights, (ii) alter the rights or obligations of any third party under, or (iii) violate any license, sublicense or other agreement described or required to be described on the Disclosure Schedule, nor is ARI currently in violation of any such license, sublicense or other agreement described or required to be described on the Disclosure Schedule. No claims with respect to the Intellectual Property, any trade secret of ARI or any Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through ARI) have been asserted or are, to the knowledge of ARI and the ARI Shareholders, threatened by any person or entity, nor, to the knowledge of ARI and the ARI Shareholders, are there any valid grounds for any claims (i) to the effect that the manufacture, sale, licensing or use of any product used, sold or licensed or proposed for use, sale or license by ARI infringes on any Third Party Intellectual Property Right or trade secret; (ii) against the use by ARI of any patents, trademarks, trade names, service marks, copyrights, technology or know-how used in ARI's business as cur rently conducted or as proposed to be conducted; (iii) challenging the ownership, validity, enforceability or effectiveness of any Intellectual Property or any trade secret of ARI or (iv) challenging ARI's license or legally enforceable right to use any Third Party Intellectual Property Rights. All patents, registered trademarks, service marks and copyrights held by ARI are valid and subsisting.

                  (c) No Intellectual Property or trade secret of ARI or, to ARI's knowl edge, Third Party Intellectual Property Right to which ARI holds a license or sublicense is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by ARI. ARI has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, any trade secret of ARI or any Third Party Intellectual Property Right.

         Section 2.14 ENVIRONMENTAL MATTERS.

                  (a) No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable state law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Untied States Resource Con servation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to such laws (a "HAZARDOUS MATERIAL"), is present, as a result of the actions of ARI, or, to the knowledge of ARI, as of result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that ARI has at any time owned, operated, occupied or leased.

                  (b) At no time prior to the Effective Time has ARI transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has ARI disposed of, transported, sold or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activities.

                  (c) ARI holds all environmental approvals, permits, licenses, clear ances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of ARI's Hazardous Material Activities and other business activities of ARI that are material to such activities or where the failure to have such Environmental Permits would result or be expected to result in a material adverse effect on ARI's Business.

                  (d) No action, proceeding, revocation proceeding, amendment proce dure, writ, injunction or claim is pending or, to the knowledge of ARI, threatened concerning or relating to ARI, any Environmental Permit or any Hazardous Materials Activity of ARI. ARI is not aware of any fact or circumstance that could reasonably be expected to involve ARI in any environmental litigation or impose upon ARI any environmental liability that would have a material adverse effect on ARI's Business. Section 2.15 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement, the Merger Agreement and the ARI Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of ARI, under any Plan or otherwise, (b) increase any benefits otherwise payable under any Plan, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

         Section 2.16 INTERESTS OF OFFICERS AND DIRECTORS. No officer or director of ARI or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to ARI or any of its Subsidiaries any goods, property, technology or intellectual or other property rights or services; (b) any contract or agreement to which ARI or any of its Subsidiaries is a party or by which it may be bound or affected; or (c) any property, real or personal, tangible or intangible, used in or pertaining to ARI's Business, including any interest in the ARI Intellectual Property Rights.

         Section 2.17 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or decree binding upon ARI or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of ARI or any of its Subsidiaries, any acquisition of property by ARI or any of its Subsidiaries or the conduct of business by ARI or any of its Subsidiaries as currently conducted or as currently proposed to be conducted by ARI or any of its Subsidiaries.

         Section 2.18 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

                  (a) The ARI Disclosure Schedule lists all facilities occupied by ARI or any ARI Subsidiary, and indicates the nature of ARI's or its Subsidiary's interest in such facilities. ARI and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used in their business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the ARI

Financial Statements or except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                  (b) The equipment owned or leased by ARI or its Subsidiaries is, taken as a whole, (i) adequate for the conduct of the business of ARI and its Subsidiaries consistent with their past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operat ing condition, (iv) regularly and properly maintained, (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (vi) free from any defects, except, with respect to clauses
(ii) through (vi) above, as would not have been a material adverse effect on ARI's Business.

         Section 2.19 COMPLIANCE WITH LAWS. ARI has complied, and will be on the Closing Date in compliance with all applicable, laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to ARI or to the assets, properties and business of ARI (except where the failure to be in compliance would not have a material adverse effect on ARI's Business), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of ARI's owned, leased or licensed real or personal property, products, technical data and Intellectual Property, (ii) employment and employment practices, terms and conditions of employment, and wages and hours, and (iii) safety, health, fire prevention, environmental protection, building standards, zoning and other similar matters, and (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data. ARI has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business.

         Section 2.20 LABOR MATTERS.

                  (a) ARI and its Subsidiaries are in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice. ARI and each of its Subsidiaries has complied in all material aspects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder. Neither ARI nor any of its Subsidiaries has received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which ARI or any of its Subsidiaries is a party or involving ARI or any of its Subsidiaries, and there is neither pending nor, to ARI's knowledge, threatened any investigation or hearing concerning ARI or any of its Subsidiaries arising out of or based upon any such laws, regulations or practices. Except as is not material to ARI's Business, neither ARI nor any ARI Subsidiary has given to or received from, or anticipates giving to or receiving from, any employee of ARI or any ARI

Subsidiary notice of termination of employment. The ARI Disclosure Schedule sets forth the terms pursuant to which all amounts may be payable (whether currently or in the future) to current or former officers, directors, or employees of ARI or any ARI Subsidiary as a result of or in connection with the Merger.

                  (b) Neither ARI nor any ARI Subsidiary is a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Neither ARI nor any ARI Subsidiary has experienced any attempt by organized labor or its representatives to make ARI conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of ARI or any ARI Subsidiary. To ARI's knowledge, there is no labor strike or labor disturbance pending or threatened against ARI nor is any grievance currently being asserted. Neither ARI nor any ARI Subsidiary has experienced a work stoppage or other labor difficulty.

         Section 2.21 INSURANCE. The ARI Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by ARI and the ARI Subsidiaries. Neither ARI nor any ARI Subsidiary is in default under any of such policies or binders, and neither ARI nor any ARI Subsidiary has failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no facts known to ARI upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Effective Time.

         Section 2.22 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. In the event that the preceding sentence is in any way inaccurate, ARI agrees to indemnify and hold harmless iGo and Sub from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which ARI or the ARI Shareholders is responsible.

         Section 2.23 DISCLOSURE. No representation or warranty made by ARI in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by ARI or its representatives pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the knowledge of ARI after reasonable inquiry, there is no event, fact or condition that has resulted in, or could reasonably be expected to result in, a material adverse effect on ARI's Business that has not been set forth in this Agreement or in the ARI Disclosure Schedule. ARI has provided copies to iGo of all documents and information requested by iGo pursuant to iGo's diligence requests.

         Section 2.24 INVESTMENT REPRESENTATIONS. In connection with their receipt of the Merger Securities, the ARI Shareholders each represent as follows:

                  (a) The ARI Shareholder is aware of iGo's business affairs and financial condition, and has acquired sufficient information about iGo (including that information in iGo's public securities filings) to reach an informed and knowledgeable decision to acquire the Merger Securities. The ARI Shareholder is acquiring the Shares for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "DISTRIBUTION" thereof for purposes of the Securities Act.

                  (b) The ARI Shareholder understands that the Merger Securities have not been registered under the Securities Act or in any state in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of my investment intent as expressed herein. The ARI Shareholder understands that the Company is under no obligation to register the Merger Securities for resale on the open market.

                  (c) By reason of the business or financial experience of the ARI Shareholder or the ARI Shareholder's professional advisors who are unaffiliated with the Company, the ARI Shareholder has the capacity to protect his/her/its own interests in the acquisition of the Merger Securities.

         Section 2.25 COMPUTER SYSTEMS. The computer systems and associated peripheral equipment, computer software, technical and other documentation of ARI and data entered into or created by the foregoing from time to time constitute or, when installed will constitute, all such items necessary for the operation of ARI's Business in the manner operated as of the Closing Date. Each of such items are Year 2000 Compliant. For purposes hereof, "Year 2000 Compliant" means that such systems (a) can process, manipulate and store data relating to dates after December 31, 1999 as well as dates on or prior thereto;
(b) can interpret and respond to two-digit year date input in a manner that resolves any ambiguity as to the century in which the year occurs; and (c) will function accurately and without interruption before, during, and after January 1, 2000, without any adverse change in operations associated with the advent of the new century. Disaster recovery plans are in effect and are adequate to ensure that such systems can be replaced or substituted without material disruption to the business of ARI.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   IGO AND SUB

          As of the date hereof, and as of the Closing Date, except as disclosed in a document referring specifically to the relevant subsections of this Article III which is delivered by iGo to ARI prior to execution of this Agreement (the "iGO DISCLOSURE SCHEDULE"), iGo and Sub hereby represent and warrant to ARI and the ARI Shareholders as follows:

         Section 3.1 CORPORATE ORGANIZATION. iGo and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of California, respectively, and each has all requisite corporate power and authority and all neces sary governmental authorizations to own, lease and operate its properties and to conduct its business as it is now being conducted. iGo and Sub are duly qualified or licensed to do business and are in good standing as foreign corporations in each state or other jurisdiction in which the nature of their respective businesses or operations or ownership of their property requires such qualification or licensing, except where the failure to be so qualified or licensed would not, individually or in the aggregate, materially and adversely affect the condition (financial or other), business, properties, prospects (as currently contemplated), net worth or results of operations of iGo and Sub taken as a whole (collectively, "iGO'S BUSINESS"). iGo has delivered to ARI complete and correct copies of iGo's Certificate of Incorporation and Bylaws and Sub's Articles of Incorporation and Bylaws, in each case as amended to the date hereof.

          Section 3.2 CAPITAL STRUCTURE. As of the date hereof the authorized capital stock of iGo consists of 50,000,000 shares of iGo Common Stock, and 5,000,000 shares of Preferred Stock, $0.001 par value ("iGO PREFERRED STOCK"). At the close of business on December 27, 1999, 19,358,450 shares of iGo Common Stock were outstanding and no shares of iGo Preferred Stock were outstanding. All outstanding shares of iGo Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The shares of iGo Common Stock issuable in connection with the Merger are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement and the Merger Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights. As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of Common Stock, no par value, all of which are validly issued, fully paid and nonassessable and owned by iGo.

          Section 3.3 AUTHORIZATION, EXECUTION AND DELIVERY. iGo and Sub each has all requisite corporate power and authority (a) to execute and deliver this Agreement, the Merger Agreement and the agreements attached as exhibits hereto to which iGo or Sub is a party (the "iGO ANCILLARY AGREEMENTS"), (b) to perform its respective obligations under this Agreement, the Merger Agreement and the iGo Ancillary Agreements, and (c) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Merger Agreement and the iGo Ancillary Agreements by iGo and Sub and the consummation by iGo and Sub of the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action of iGo and Sub. This Agreement has been duly executed and delivered by iGo and Sub and, assuming its due authorization, execution and delivery by ARI, constitutes the legal, valid and binding obligation of each of them, enforceable in accordance with its terms. The Board of Directors of iGo has determined that it is advisable and in the best interest of iGo's stockholders for iGo to enter into a strategic business combination with ARI upon the terms and subject to the conditions of this Agreement.

          Section 3.4 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any Governmental Entity is required on the part of iGo or Sub in order (a) to permit iGo and Sub to perform their respective obligations under this Agreement or (b) to prevent the termination of any right, privilege, license or agreement of iGo, or to prevent any loss to iGo's Business, by reason of the transactions contemplated by this Agreement, except for (i) the filing of the Merger Agreement and the Certificate of Satisfaction from the Franchise Tax Board of the State of California, as required by the CCC, (ii) the registration requirements of the Securities Act and of state securities or "Blue Sky" laws and (iii) the rules of the Nasdaq National Market applicable to the iGo Common Stock.

          Section 3.5 NO CONFLICT. Except for compliance with the governmental and regulatory requirements described in Section 3.4 hereof, neither the execution, delivery and performance of this Agreement, the Merger Agreement and the iGo Ancillary Agreements by iGo and Sub nor the consummation by iGo and Sub of the transactions contemplated hereby and thereby, including the Subsequent Merger, will (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of iGo's Certificate of Incorporation, Sub's Articles of Incorporation, iGo's Bylaws or Sub's Bylaws, (b) conflict with, result in a breach or violation of, give rise to a termination right or a default under, or result in the acceleration of performance under (whether or not after the giving of notice or lapse of time or both), any mortgage, lien, lease, agreement, note, bond, indenture, guarantee or instrument or any license or franchise granted by or to third party that is material to iGo's Business, (c) conflict with, or result in a violation of, any statute, regulation, law, ordinance, writ, injunction, order, judgment or decree to which iGo or Sub or any of their respective assets may be subject, which conflict, breach, default or violation would materially and adversely affect iGo's Business, (d) give rise to a declaration or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of iGo or Sub, (e) materially and adversely affect any franchise, license, permit or other governmental approval which is material to iGo's Business or is necessary to enable iGo or Sub to carry on their respective businesses as presently conducted or is required of any employee or agent thereof to enable each of them to carry out such person's duties on behalf of iGo or Sub, as the case may be, or (f) require the consent of any third party.

          Section 3.6 REPORTS; ACCURACY OF INFORMATION. iGo has previously delivered to ARI true and complete copies of (a) iGo's final prospectus dated October 13, 1999, with respect to its initial public offering of securities, as filed with the Securities Exchange Commission (the "COMMISSION") pursuant to the Securities Act, and (b) its Form 10-Q for the fiscal quarter ended September 30, 1999, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). As of their respective dates, such prospectus and report (collectively, the "PUBLIC FILINGS") (i) complied with all applicable provisions, rules and regulations of federal securities laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which such statements were made, not misleading.

          Section 3.7 LITIGATION. Except as set forth in the Public Filings, there is no action, suit, proceeding, investigation or claim pending or, to the knowledge of iGo, threatened against iGo or any its Subsidiaries which could, individually or in the aggregate, have a material adverse effect on iGo's Business or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

          Section 3.8 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in iGo's most recently filed report on Form 10-Q, iGo has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of iGo; (b) any amendment or change in the Articles of Incorporation or Bylaws of iGo; (c) any damage to, destruction of or loss of any assets of the iGo (whether or not covered by insurance) that materially and adversely affects the financial condition or business of iGo; or (d) any sale of a material amount of property of iGo, except in the ordinary course of business.

          Section 3.9 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. In the event that the preceding sentence is in any way inaccurate, iGo agrees to indemnify and hold harmless ARI and the ARI Shareholders from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which iGo or any of its directors, officers, partners, employees or representatives is responsible.

          Section 3.10 DISCLOSURE. No representation or warranty made by iGo and Sub in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by iGo and Sub or their representatives pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the knowledge of iGo and Sub after reasonable inquiry, there is no event, fact or condition that has resulted in, or could reasonably be expected to result in, a material adverse effect on the business of iGo and Sub that has not been set forth in this Agreement or in the iGo Disclosure Schedule. iGo and Sub have provided copies to ARI and the ARI Shareholders of all documents and information requested by ARI and the ARI Shareholders pursuant to their diligence requests.

          Section 3.11 TAX MATTERS.

                  (a) Prior to the Merger, iGo will be in control of Surviving Corporation within the meaning of Section 368(c) of the Code.

                  (b) Following the Merger, Surviving Corporation will not issue additional shares of its stock that would result in iGo losing control of Surviving Corporation within the meaning of Section 368(c) of the Code.

                  (c) iGo has no plan or intention to reacquire any of its stock issued in the Merger.

                  (d) iGo has no plan or intention to liquidate Surviving Corporation; to merge Surviving Corporation with or into another corporation; to sell or otherwise dispose of the stock of Surviving Corporation; or to cause Surviving Corporation to sell or otherwise dispose of any of the assets of ARI acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

                  (e) Following the transaction, Surviving Corporation will continue the historic business of ARI or use a significant portion of ARI's business assets in a business.

                  (f) No stock of Surviving Corporation will be issued in the transactions.

                  (g) Neither iGo nor Surviving Corporation are investment companies as defined in Section 368(a)(iii) and (iv) of the Code.

                  (h) Neither iGo nor Surviving Corporation will take any action prior to, in connection with or following the acquisition of ARI as set forth herein that would disqualify such acquisition as a tax-free reorganization under Sections 368(a)(1)(A) and (a)(2)(D) of the Code, and agrees to treat the Merger consistent therewith, including but not limited to, complying with Treasury Regulation Section 1.368-3.

                                   ARTICLE IV

                        COVENANTS OF THE ARI SHAREHOLDERS

          Section 4.1 ADVICE OF CHANGES. The ARI Shareholders will promptly advise iGo in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of ARI or the ARI Shareholders contained in this Agreement, untrue or inaccurate as of such future date, or (b) any material adverse change in ARI's Business.

          Section 4.2. STOCK TRANSFER RESTRICTIONS. The ARI Shareholders acknowledge that the Merger Securities will constitute "restricted securities" under Rule 144 promulgated under the Securities Act. In addition to the restrictions on transfer imposed by applicable securities laws, each ARI Shareholder covenants and agrees not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any shares of Merger Securities, any options or warrants to purchase any shares of Merger Securities or any securities convertible into or exchangeable for shares of Merger Securities (collectively, "SECURITIES") now owned or hereafter acquired directly by such ARI Shareholder or with respect to which such ARI Shareholder has or hereafter acquires the power of disposition, otherwise than (a) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction,
(b) as a distribution to partners or shareholders of such ARI Shareholder, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (c) pursuant to a transfer to any trust for the direct or indirect benefit of the ARI Shareholder or the immediate family of the ARI Shareholder, provided that the trustee of the trust agrees to be bound by the terms of this restriction, and provided further that any such transfer shall not involve a disposition for value, or (d) with the prior written consent of iGo, for a period commencing on the date hereof and continuing until such restrictions lapse as to any Merger Securities pursuant to the provisions of this paragraph. The restrictions set fort in this Section 4.2 shall lapse as to
(i) seventy-five percent (75%) of the Merger Securities acquired by such ARI Shareholder (or permitted transferee thereof) on the date one (1) year following the Effective Time of the Merger, (ii) as to twelve and one-half percent (12-1/2%) of the Merger Securities acquired by such ARI Shareholder (or permitted transferee thereof) on the date eighteen (18) months following the Effective Time of the Merger, (iii) and as to the remaining twelve and one- half percent (12-1/2%) of the Merger Securities acquired by such ARI Shareholder (or permitted transferee thereof) on the date two (2) years following the Effective Time of the Merger.

          The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the restricted period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The ARI Shareholders also agree and consent to the entry of stop transfer instructions with iGo's transfer agent and registrar against the transfer of shares of Securities held by the ARI Shareholders (or their permitted transferees) except in compliance with the foregoing restrictions..

                                    ARTICLE V

                             COVENANT OF IGO AND SUB

          Section 5.1 LISTING APPLICATION. iGo will prepare and submit to the Nasdaq National Market an additional listing application covering the Merger Securities issuable in connection with the Merger and will use its best efforts to obtain approval for the listing of such securities upon official notice of issuance.

                                   ARTICLE VI

                                MUTUAL COVENANTS

          Section 6.1 CONFIDENTIALITY.

                  (a) In connection with the negotiation of this Agreement, the preparation for the consummation of the transaction contemplated hereby, and the performance of obligations hereunder, each party hereto acknowledges that it has had, and will have, access to confidential information relating to the other party, including, but not limited to, technical, manufacturing or marketing information, ideas, methods, developments, inventions, improvements, business plans, trade secrets, scientific or statistical data, diagrams, drawings, specifications or other proprietary information relating thereto, together with all analyses, compilations, studies or other documents, records or data prepared by the parties or their respective representatives which contain or otherwise reflect or are generated from such information. All such information is herein referred to as "CONFIDENTIAL INFORMATION"; provided, however, that the term "Confidential Information" does not include information received by a party in connection with the transaction contemplated hereby which (i) is or becomes generally available to the public other than as a result of a disclosure by such party or its representatives, (ii) was within such party's possession (as evidenced by duly authenticated writings) prior to its being furnished to such party by or on behalf of the other party in connection with the transaction contemplated hereby, provided that the source of such information was not known by such party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other person with respect to such information or (iii) becomes available to such party on a non-confidential basis from a source other than the other party or any of its representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other party or any other person with respect to such information.

                  (b) Nothing in this Section 6.1 is intended to grant any rights under any patent or copyright of either party, nor shall this Section 6.1 grant any right in or to the other party's Confidential Information. Each party shall use the other party's Confidential Information solely for the purpose of consummating the transaction contemplated by this Agreement and shall use reasonable efforts to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to its representatives and affiliates who need to know such Confidential Information in connection with the transaction contemplated hereby. Each party shall cause its representatives to comply with the covenants in the preceding sentence.

                  (c) All Confidential Information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, iGo shall, and shall cause its representatives to, promptly return to ARI, and ARI shall, and shall cause its representatives to, promptly return to iGo, all Confidential Information (including all copies, summaries and extracts thereof and all analyses, compilations, studies or other documents, records or data which contain, reflect or are generated from such Confidential Information) furnished to iGo or ARI, as the case may be, by the other party in connection with the transactions contemplated hereby.

                  (d) If a party or any of its representatives or affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) or is otherwise required by opera tion of law to disclose any Confidential Information, such party shall provide the other party with prompt written notice of such request or requirement, which notice shall, if practicable, be at least 48 hours prior to making such disclosure, so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of such a waiver, such party or any of its representatives are nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Information, then such party may disclose that portion or the Confidential Information which such counsel advises is legally required to be disclosed, provided that such party uses its reasonable efforts to preserve the confidentiality of the Confidential Information, whereupon such disclosure shall not constitute a breach of this Agreement.

                  (e) Each party agrees that its obligations provided herein are necessary and reasonable in order to protect the other party and its business, and each party expressly agrees that monetary damages would be inadequate to compensate a party for any breach by the other party of its covenants and agreements set forth herein. Accordingly, each party agrees and acknowledges that any such breach or threatened breach will cause irreparable injury to the other party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, such party shall be entitled to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages.

          Section 6.2 EXPENSES. In the event the Merger is not consummated, iGo and ARI will each separately bear its own expenses incurred in connection with this Agreement or any transaction contemplated hereby. In the event that the Merger occurs, iGo agrees to pay the expenses, or to permit the Surviving Corporation to pay such expenses, not to exceed an aggregate of $50,000, of ARI's legal, accounting and financial advisors and any parties to whom a finders fee or other type of fee or payment is due as a direct result of the transactions contemplated by this Agreement. The parties acknowledge that any excess fees over and above such $50,000 amount will be borne directly by the ARI Shareholders; PROVIDED that at the request of the ARI Shareholders any such excess fees will be paid by iGo or the Surviving Corporation and deducted from the Merger Cash wired to the ARI Shareholders at the Closing.

          Section 6.3 PUBLIC ANNOUNCEMENTS. All parties hereto agree to cooperate in good faith with to any press release or public statement with respect to the existence of this Agreement or the transactions contemplated hereby, and further agree not to issue any such press release or public statement without the prior written consent of iGo (in the case of a publication proposed by ARI and/or the ARI Shareholders) on the one hand, or the ARI Shareholders (in the case of a publication proposed by iGo) on the other; PROVIDED, HOWEVER, that in the case of announcements, statements, acknowledgments or disclosures which any party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or disclosure by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than one calendar day prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or disclosure with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance. If, based upon the advice of its outside legal counsel, iGo believes it to be necessary to meet its public disclosure obligations or otherwise desirable; the parties will issue a mutually agreed upon joint press release announcing the execution and delivery of this Agreement.

          Section 6.4 AGREEMENTS TO COOPERATE. Each party hereto will fully cooperate with the other parties, their counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. Each party will use its best efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof. No party will undertake any course of action inconsistent with this Agreement or which would make any representations, warranties or agreements made by such party in this Agreement untrue or any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing. In case at any time after the Effective Time of the Merger any further action is reasonably necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of ARI and Sub, the proper officers and directors of each corporation party to this Agreement shall take all such necessary action.

          Section 6.5 TAXES. The parties hereto acknowledge and agree that (a) the fair market value of the Merger Securities and other cash consideration received by the ARI Shareholders will be approximately equal to the aggregate fair market value of the ARI Capital Stock surrendered in the Merger, and (b) none of the compensation received by any ARI Shareholder (that is also an employee of ARI) after the Merger will be separate consideration for, or allocable to, any of his or her ARI shares; none of the Merger Securities received by any ARI Shareholder (that is also an employee of ARI) in the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any ARI Shareholder (that is also an employee of ARI) after the Merger pursuant to arrangements entered into after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

                                   ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                                   IGO AND SUB

         The obligations of iGo and Sub under this Agreement to consummate the Merger will be subject to the satisfaction, or to the waiver by them in the manner contemplated by Section 12.2, on or before the Closing, of the following conditions:

         Section 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of ARI contained in this Agreement will be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for statements which address items only as of a particular date, with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions which in the aggregate do not have a material adverse effect on iGo's Business.

         Section 7.2 PERFORMANCE OF COVENANTS. ARI shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing.

         Section 7.3 CERTIFICATE. iGo shall have received a certificate signed by the Chief Executive Officer of ARI to the effect that the conditions set forth in Section 7.1 and 7.2 have been met.

         Section 7.4 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency will be in effect which restrains or prohibits any transaction con templated hereby or which would limit or otherwise affect in a material respect iGo's ownership of ARI; no suit, action, or proceeding by any Governmental Entity or other person or entity, or investigation or inquiry by any Governmental Entity, will be pending or, in the case of a Governmental Entity, threatened against iGo, Sub or ARI, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby, including the Subsequent Merger, or which seeks to limit or otherwise affect iGo's ownership of ARI, and no written advice shall have been received by iGo, Sub, ARI or their respective counsel from any Governmental Entity, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect iGo's ownership of ARI and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would (a) make the consummation of the Merger illegal, (b) render iGo, Sub or ARI unable to consummate the Merger or (c) prohibit iGo's, Sub's or

ARI's ownership or operation of all or any material portion of the business or assets of ARI and its Subsidiaries, taken as a whole, as a result of the Merger, or compel iGo, Sub or ARI to dispose of or hold separate all or any material portion of the business or assets of ARI and its Subsidiaries, taken as a whole.

         Section 7.5 APPROVALS AND CONSENTS. All approvals and authorizations of the Merger set forth in Articles II or III hereof and in the ARI Disclosure Schedule shall have been obtained.

         Section 7.6 DISSENTING SHARES. There shall be no "dissenting shares" under Section 1300 of the CCC among the ARI Capital Stock.

         Section 7.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in ARI's Business from the date hereof through the Closing Date.

         Section 7.8 RESIGNATION OF OFFICERS AND DIRECTORS. The officers and directors of ARI in office immediately prior to the Effective Time shall have resigned as officers and directors of the Surviving Corporation effective as of the Effective Time.

         Section 7.9 ARI OPTIONS AND WARRANTS. All warrants, options or other rights to purchase shares of ARI Capital Stock shall have terminated by full exercise, cancellation or other means.

         Section 7.10 NON-COMPETITION AGREEMENTS. iGo shall have received at or prior to the Closing from Rod Hosilyk and Kevin Prince a Non-Competition Agreement in substantially the form attached hereto as EXHIBITS C-1 AND C-2 executed by such persons.

         Section 7.11 EXCHANGE AND ESCROW AGREEMENT. iGo, the Indemnifying ARI Shareholders (as defined in Section 10.1 (a) below) and U.S. Stock Transfer Corporation shall have entered into an Exchange and Escrow Agreement substantially in the form attached hereto as EXHIBIT D (the "EXCHANGE AND ESCROW AGREEMENT").

         Section 7.12 OPINION OF COUNSEL. iGo shall have received from Stradling Yocca Carlson & Rauth, counsel to ARI, an opinion dated the date of the Closing and addressed to iGo, substantially in the form attached hereto as EXHIBIT E.

         Section 7.13 INTELLECTUAL PROPERTY. iGo's counsel shall be satisfied, in its sole and absolute discretion, that all intellectual property sought by iGo as part of the transactions contemplated by this Agreement (including, without limitation, all rights to the "Road Warrior" trademark) shall be properly vested in ARI immediately prior to the Effective Time.

                                  ARTICLE VIII

                         CONDITIONS TO ARI'S OBLIGATIONS

         The obligations of ARI under this Agreement to consummate the Merger will be subject to the satisfaction, or to the waiver by ARI in the manner contemplated by Section 12.2, on or before the Closing, of the following conditions:

         Section 8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of iGo and Sub contained in this Agreement will be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time.

         Section 8.2 PERFORMANCE OF COVENANTS. iGo and Sub shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by each prior to or at the Closing.

         Section 8.3 CERTIFICATE. ARI shall have received a certificate signed by the Chief Financial Officer of each of iGo and Sub to the effect that the conditions set forth in Sections 8.1 and 8.2 have been met.

         Section 8.4 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency will be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect iGo's ownership of ARI; no suit, action or proceeding by any Governmental Entity or other person or entity or investigation by any Governmental Entity, will be pending or, in the case of a Governmental Entity, threatened against iGo, Sub or ARI, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby, including the Subsequent Merger, or which seeks to limit or otherwise affect iGo's ownership of ARI; and no written advice shall have been received by iGo, Sub, ARI or their respective counsel from any Governmental Entity, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect iGo's ownership of ARI and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would (a) make the consummation of the Merger illegal or (b) render iGo, Sub or ARI unable to consummate the Merger.

         Section 8.5 APPROVALS AND CONSENTS. All approvals and authorizations of the Merger set forth in Articles II or III hereof and in the ARI Disclosure Schedule shall have been obtained.

         Section 8.6 OPINION OF COUNSEL. ARI shall have received from Hale Lane Peek Dennison Howard and Anderson, Professional Corporation, counsel to iGo and Sub, an opinion dated the date of the Closing and addressed to ARI, substantially in the form attached hereto as EXHIBIT F.

         Section 8.7 EMPLOYMENT AGREEMENTS. iGo shall have caused ARI to deliver at or prior to the Closing duly executed Employment Agreements in the substantially the forms attached hereto as EXHIBITS G-1, G-2 with Rod Hosilyk and Kevin Prince.

         Section 8.8 BANK LINE. iGo shall have paid or made binding arrangements to pay in full ARI's Accounts Receivable loan and long term note dated August 8, 1997 between ARI and the Bank of Yorba Linda; PROVIDED that iGo shall not be responsible for payment of any balance under such loan in excess of $531,142.15.

                                   ARTICLE IX

                                     CLOSING

         Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to a provision of Article XI hereof, a closing (the "CLOSING") will be held, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VII and VIII, at the offices of Hale Lane Peek Dennison Howard and Anderson, Professional Corporation, 100 West Liberty Street, 10th Floor, Reno, Nevada 89501, or such other location as iGo and ARI shall mutually agree upon. At the date of the Closing (the "CLOSING DATE"), the documents referred to in Articles VII and VIII will be exchanged by the parties and, immediately thereafter, the Merger Agreement will be filed by ARI and Sub with the Secretary of State of the State of California.

                                    ARTICLE X

                              INDEMNITY AND ESCROW

         Section 10.1 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY ARI SHAREHOLDERS.

                      (i) Subject to the provisions of this Article X, from and after the Effective Time, Rod Hosilyk and Kevin Prince (the "Indemnifying ARI Shareholders") shall indemnify and hold harmless iGo, iGo's Subsidiaries (including the Subsidiaries of ARI) and the Surviving Corporation and their respective affiliates, officers, directors, employees, representatives and agents (collectively, the "ARI INDEMNIFIED PARTIES") from and against any claims, losses, liabilities, damages, arbitration or any legal actions (including, without limitation, interest, penalties and reasonably incurred costs, expenses and legal fees and expenses) (collectively, "LOSSES") arising from or in connection with any breach of a representation, warranty, covenant or agreement of ARI contained in this Agreement, including any Exhibits or Schedules attached hereto, the Merger Agreement or the ARI Ancillary Agreements. The aggregate amount of liability of the Indemnifying ARI Shareholders pursuant to this Section 10.1(a) shall not exceed $3,075,000.00; no Indemnifying ARI Shareholder shall be responsible for more than his or her pro rata portion of such amount based upon the relative holdings of ARI Common Stock by the Indemnifying ARI Shareholders immediately prior to the Closing.

                      (ii) The Indemnifying ARI Shareholders shall not be obligated to indemnify the iGo Indemnified Parties pursuant to this Article X with respect to any Losses pursuant to Section 10.1(a) until and solely to the extent that the aggregate amount of such Losses exceeds forty-one thousand dollars ($41,000) (the "BASKET AMOUNT"), whereupon the Indemnifying ARI Shareholders shall be obligated to indemnify the iGo Indemnified Parties for all of such Losses in excess of such Basket Amount.

                      (iii) Notwithstanding anything herein to the contrary, the Indemnifying ARI Shareholders shall not be required to indemnify the iGo Indemnified Parties for any Losses which are not the subject of a notice delivered in accordance with Section 10.6 below within eighteen (18) months following the Closing Date, or, in the case of Section 2.14 (Environmental Matters) within sixty (60) months following the Closing Date and in the case of
Section 2.12 (Taxes) within the applicable statutory period of limitations plus sixty (60) days; PROVIDED that the foregoing time limitations shall not apply to breaches of the representations set forth in Section 2.2 (Capital Structure) of this Agreement, which shall not be subject to any time limitation on claims.

                  (b) INDEMNIFICATION BY IGO.

                      (i) Subject to the provisions of this Article X, from and after the Effective Time, iGo shall indemnify and hold harmless the ARI Shareholders from and against any claims, losses, liabilities, damages, arbitration or any legal actions (including, without limitation, interest, penalties and reasonably incurred costs, expenses and legal fees and expenses) (collectively, "LOSSES") arising from or in connection with any breach of a representation, warranty, covenant or agreement of iGo or Sub contained in this Agreement, including any Exhibits or Schedules attached hereto, the Merger Agreement or the iGo Ancillary Agreements. The aggregate amount of liability of iGo pursuant to this Section 10.1(b) shall not exceed $3,075,000.00.

                      (ii) iGo shall not be obligated to indemnify the ARI Shareholders pursuant to this Article X with respect to any Losses pursuant to
Section 10.1(b) until and solely to the extent that the aggregate amount of such Losses exceeds the Basket Amount, whereupon iGo shall be obligated to indemnify the ARI Shareholders for all of such Losses in excess of such Basket Amount.

                      (iii) Notwithstanding anything herein to the contrary, iGo shall not be required to indemnify the ARI Shareholders for any losses arising from or in connection with any breach of a representation, warranty, covenant or agreement of iGo contained in this Agreement, including any Exhibits or Schedules attached hereto, the Merger Agreement or the iGo Ancillary Agreements, which are not the subject of a written notice delivered in accordance with
Section 10.6 below within eighteen (18) months following the Closing Date; PROVIDED that the foregoing time limitations shall not apply to breaches of the representations set forth in Section 3.2 (Capital Structure) of this Agreement, which shall not be subject to any time limitation on claims.

         Section 10.2 ESCROW OF SHARES. As of the Effective Time, iGo shall deposit Twenty-Seven Thousand Nine Hundred Seventeen (27,917) shares of the Merger Securities to which the Indemnifying ARI Shareholders are otherwise entitled (the "ESCROW FUND") with U.S. Stock Transfer Corporation, as escrow agent (the "ESCROW AGENT"), to be held and distributed in accordance with the terms of this Agreement and the Exchange and Escrow Agreement. The Escrow Fund will be registered in the name of a nominee and will be maintained at the offices of the Escrow Agent. The Escrow Fund will be governed by the terms set forth herein and in the Exchange and Escrow Agreement and maintained at iGo's sole cost and expense. The shares of iGo Common Stock deposited in the Escrow Fund shall be referred to as "ESCROW SHARES." The obligation of iGo to issue the Escrow Shares otherwise issuable upon the Merger shall be subject to reduction to satisfy the Indemnifying ARI Shareholders' obligations under this Article X. Claims for Losses made by iGo or any other Indemnified Party that (a) are accepted as valid by the Indemnifying ARI Shareholders, or (b) are determined to be valid through court proceedings or which otherwise are allowed as described in this Article X, shall reduce the number of Escrow Shares issuable to the Indemnifying ARI Shareholders by the number of Escrow Shares (rounded to the closest whole number) equal to the amount of such Losses divided by the Merger Price for purposes of Section 1.4(a) above. As to each Indemnifying ARI Shareholder, any such reduction shall be made based upon the relative holdings of ARI Common Stock by the Indemnifying ARI Shareholders immediately prior to the Closing. The interest of each ARI Shareholder in the Escrow Shares shall not be assignable or transferable in any manner except by operation of law, by will or by the laws of descent until such Escrow Shares are issued to the ARI Shareholders.

         Section 10.3 REMEDIES. Other than with respect to fraud or intentional misrepresentation or actions for injunctive or declaratory relief, the parties agree that the potential remedies available to the parties for breaches of the representations, warranties or covenants contained in this Agreement shall be limited to the provisions of this Article X. ARI and the ARI Shareholders acknowledge and agree that the remedies available to iGo and the Surviving Corporation under this Article X shall not be limited (either by time or amount) to proceeding against the Escrow Fund.

         Section 10.4 TERM OF ESCROW.

                  (a) ESCROW SHARES. The Escrow Agent shall deliver the Escrow Shares, after giving effect to the reductions in or holdbacks of the number of Escrow Shares deliverable to iGo as described in Section 10.2 above or Section 10.4(b) below, to the Indemnifying ARI Shareholders promptly following the date one (1) year following the Closing Date (the "ESCROW EXPIRATION DATE"). The period commencing upon the Closing Date and ending upon the Escrow Expiration Date shall be referred to as the "ESCROW HOLDBACK PERIOD" for the Escrow Fund.

                  (b) EXTENSION OF ESCROW. Notwithstanding Section 10.4(a), to the extent iGo has made a claim which is being disputed by the Indemnifying ARI Shareholders in accordance with Section 10.7 below on the Escrow Expiration Date, the Escrow Agent shall withhold the issuance of and maintain in the Escrow Fund such number of Escrow Shares as is reasonably necessary in the opinion of the Escrow Agent to satisfy such claim and upon resolution of such claim such withheld Escrow Shares, after giving effect to any appropriate further reduction under Section 10.2, shall be transferred by the Escrow Agent into the respective names of the Indemnifying ARI Shareholders. The period during which any escrow of Escrow Shares existed under this Agreement is referred to herein as the "ESCROW PERIOD." Upon expiration of the Escrow Period, the Escrow Fund shall terminate and the Escrow Agent shall deliver to each Indemnifying ARI Shareholder his pro rata portion of the Escrow Shares remaining in the Escrow Fund based upon the relative holdings of ARI Common Stock by the Indemnifying ARI Shareholders immediately prior to the Closing.

                  (c) PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and the Exchange and Escrow Agreement and not as the property of iGo and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof and thereof.

                  (d) DISTRIBUTIONS; VOTING.

                      (i) Any shares of iGo Common Stock or other equity securities issued or distributed by iGo (including shares issued upon a stock split) ("NEW SHARES") in respect of shares of iGo Common Stock in the Escrow Fund which have not been released from such Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of iGo Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the holders thereof. When and if cash dividends on shares of iGo Common Stock in the Escrow Fund shall be declared and paid, they shall not be added to the Escrow Fund but shall be paid to those on whose behalf such shares of iGo Common Stock are held who, prior to the Merger, held ARI Capital Stock.

                      (ii) Each Indemnifying ARI Shareholder shall have proportional voting rights with respect to the shares of iGo Common Stock contributed to the Escrow Fund on behalf of such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of iGo Common Stock) so long as such shares of iGo Common Stock or other voting securities are held in the Escrow Fund.

         Section 10.5 [Intentionally Left Blank]

         Section 10.6 MECHANICS OF MAKING CLAIMS.

                  (a) In the event that any written claim or demand for which any Indemnified Party is entitled to indemnification is sought against iGo or sought to be collected from iGo or any other Indemnified Party by a third party, promptly after the assertion of any such claim or demand, or otherwise promptly upon discovery of any other Loss for which iGo or any other Indemnified Party seeks indemnification, iGo or such other Indemnified Party shall notify the Escrow Agent (if during the Escrow Period) and the Indemnifying ARI Shareholders of such claim, demand or Loss; PROVIDED, HOWEVER, that the failure promptly to give such notice shall not affect the Indemnified Parties' rights hereunder except to the extent that such failure shall adversely affect the Indemnifying ARI Shareholders or their rights hereunder. Notices of indemnity claims made following the Escrow Period need only be delivered to the Indemnifying ARI Shareholders. The asserting Indemnified Party shall advise the Indemnifying ARI Shareholders of all material facts relating to such assertion within the knowledge of such Indemnified Party, and shall afford the Indemnifying ARI Shareholders, in the event that they do not assume such defense pursuant to
Section 10.6(d) below, the opportunity to participate, at their own expense, in the defense against such claims for liability, provided that iGo shall control such defense.

                  (b) If such claim is made during the Escrow Period, on the date 15 business days following the receipt by the Escrow Agent and the Indemnifying ARI Shareholders of written notice from any Indemnified Party of a claim of indemnification pursuant to this Article X, including a brief description of the facts upon which such claim is based and the amount of the losses with respect to such claim, the Escrow Agent shall, subject to the provisions of Section 10.6(c), deliver to iGo or such other Indemnified Party out of the Escrow Fund, as promptly as possible, that number of Escrow Shares (rounded to the closest whole number) equal to the amount of such losses divided by the Merger Price for purposes of Section 1.4(a) above.

                  (c) During the Escrow Period, if the Indemnifying ARI Shareholders shall, in good faith, notify iGo and the Escrow Agent in writing within such 15 business day period of their objection to a claim of indemnification, the Escrow Shares shall not be delivered to the Indemnified Party until the rights of the Indemnifying ARI Shareholders and such Indemnified Party with respect thereto have been agreed upon between the Indemnifying ARI Shareholders and such Indemnified Party or until such rights are finally determined by a court of competent jurisdiction (to whose personal jurisdiction each party hereby consents). The Escrow Agent shall be entitled to act in accordance with such determination and to make or withhold payments out of the Escrow Fund in accordance therewith. The costs and expenses (including reasonable counsel fees) of any such court proceeding shall be borne by the party against whom the award is rendered or, in the case of an award of a portion of the amount claimed, will be shared equally by the Indemnified Party and the Indemnifying ARI Shareholders.

                  (d) iGo shall have the right (i) to defend, settle or compromise any claim or liability subject to indemnification under this Article X, and (ii) to be indemnified from and against all Losses resulting therefrom, UNLESS the Indemnifying ARI Shareholders, within 30 business days after receiving such notice of the claim or liability in accordance with Section 10.6(a) notify iGo in writing that they intend to assume the defense against such claim or liability and in fact promptly do so. In the event that the Indemnifying ARI Shareholders assume the defense of any such claim, the Indemnified Party may retain separate counsel at its sole cost and expense (except that the Indemnifying ARI Shareholders shall be responsible for the fees and expenses of one separate co-counsel for the Indemnified Party to the extent the Indemnified Party is advised in writing by its counsel that the counsel the Indemnifying ARI Shareholders have selected has a conflict of interest) and participate in the defense in a non-controlling manner.

                  (e) Except as otherwise provided in Section 10.6(d), the Indemnifying ARI Shareholders shall not be liable under this Article X for any settlement effected without the prior consent of the Indemnifying ARI Shareholders (which consent may not be unreasonably withheld) of any claim, liability or proceeding for which indemnity may be sought hereunder. In the event that the Indemnifying ARI Shareholders assume the defense of any claim, liability or proceeding pursuant to Section 10.6(d), the Indemnifying ARI Shareholders may not settle any such claim liability or proceeding without the prior consent of iGo (which consent may not be unreasonably withheld).

         Section 10.7 ESCROW AGENT'S DUTIES.

                  (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of iGo and by each of the Indemnifying ARI Shareholders, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                  (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (e) The Escrow Agent may resign at any time upon giving at least 30 days written notice to iGo and the Indemnifying ARI Shareholders pursuant to the provisions of this Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: iGo and the Indemnifying ARI Shareholders shall use their best efforts to mutually agree upon a successor agent within 30 days after receiving such notice. If the parties fail to agree upon a successor transfer agent within such time, iGo shall have the right to appoint a successor escrow agent authorized to do business in California. The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

                                   ARTICLE XI

                                   TERMINATION

         Section 11.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned before the Effective Time, notwithstanding any approval and adoption of this Agreement by the shareholders of ARI or by iGo in its capacity as sole stockholder of Sub:

                  (a) by the mutual written consent of the Boards of Directors of iGo and ARI;

                  (b) by iGo or by ARI at any time after February 28, 2000 (or such later date as shall have been agreed to in writing by them, acting through their respective Boards of Directors) if the Merger for any reason has not by such date become effective; PROVIDED, HOWEVER, that this provision shall not be available to any party whose willful failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

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

                  (c) by either iGo or ARI if a permanent injunction or other order by any federal or state court would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable; or

                  (d) by iGo if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of ARI and such breach has not been cured within five business days after written notice from iGo to ARI (PROVIDED, that iGo is not in material breach of the terms of this Agreement; and PROVIDED FURTHER, that no cure period shall be required for a breach which by its nature cannot be cured); or

                  (e) by ARI if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of iGo or Sub and such breach has not been cured within five business days after written notice from ARI to iGo or Sub (PROVIDED, that ARI is not in material breach of the terms of this Agreement; and PROVIDED FURTHER, that no cure period shall be required for a breach which by its nature cannot be cured).

If this Agreement is terminated in accordance with this Section 11.1, the Merger will be abandoned without further action by iGo, Sub or ARI.

         Section 11.2 EFFECT OF TERMINATION. In the event of termination and abandonment of the Merger pursuant to Section 11.1, none of iGo, Sub, or ARI shall have any liability or further obligation to any of the others except as provided in Sections 6.1 and 6.2 and except for any breach of this Agreement.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 12.1 TAX MATTERS. The following provisions shall govern the allocation of responsibility as between iGo and Surviving Corporation, and ARI for certain tax matters following the Closing Date:

                  (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The ARI Shareholders shall prepare or cause to be prepared and file or cause to be filed all Returns for ARI for all periods ending on or prior to the Closing Date that are required to be filed by ARI on or after the Closing Date. iGo and Surviving Corporation shall cooperate with the ARI Shareholders as necessary with respect to the preparation and filing of such Returns. iGo shall be provided with a copy of such final return of ARI prior to its filing and shall, upon receipt thereof, have a period of no less than fifteen (15) days to inspect such final return and provide comments, if any, to ARI regarding same.

                  (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. iGo shall prepare or cause to be prepared and file or cause to be filed any ARI Returns for Tax periods that begin on or after the Closing Date and end after the Closing Date that are required to be filed by ARI.

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

                  (c) REFUNDS AND TAX BENEFITS. Any tax refunds that are received by iGo or Surviving Corporation, and any amounts credited against Tax to which iGo or Surviving Corporation, or ARI become entitled, that relate to ARI Taxes for Tax periods or portions thereof ending on or before the Closing Date shall be for the account of the ARI Shareholders, and iGo shall pay over to the ARI Shareholders any such refund or the amount of any such credit within fifteen (15) days after receipt. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against an ARI Tax by a taxing authority to iGo or Surviving Corporation of any amount accrued on the ARI Financial Statements, iGo or Surviving Corporation shall pay such amount to the ARI Shareholders within fifteen (15) days after receipt.

                  (d) COOPERATION ON TAX MATTERS.

                      (i) iGo, Surviving Corporation, ARI and the ARI Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. iGo and Surviving Corporation agree (A) to retain all books and records with respect to Tax matters pertinent to ARI relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by iGo or ARI, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to provide the ARI Shareholders reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the ARI Shareholders so request, iGo and Surviving Corporation, as the case may be, shall allow the ARI Shareholders to make an inspection of such books and records at a time agreeable to iGo.

                      (ii) iGo and Surviving Corporation further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on ARI or the ARI Shareholders (including, but not limited to, with respect to the transactions contemplated hereby).

                      (iii) iGo and Surviving Corporation further agree, upon request, to provide the ARI Shareholders with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

         Section 12.2 KNOWLEDGE. References to a parties "knowledge" in Articles II and III above shall be interpreted to refer to the actual collective knowledge of such party and such party's officers, directors, managers and supervisors, and in the case of ARI shall also be deemed to include the actual knowledge of each ARI Shareholder.

         Section 12.3 AMENDMENT AND MODIFICATION. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of the respective Boards of Directors of iGo, Sub and ARI or by their respective officers duly authorized by such Boards of Directors by an appropriate written instrument executed at any time prior to the Effective Time.

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

         Section 12.4 WAIVER OF COMPLIANCE. To the fullest extent permitted by law, each of iGo, Sub and ARI, pursuant to action by its respective Board of Directors, or its respective officers duly authorized by its Board of Directors, or the ARI Shareholders acting on behalf of the ARI Shareholders, may by an instrument in writing extend the time for or waive the performance of any of the obligations of the others or waive compliance by the others with any of the covenants, or waive any of the conditions to its obligations, contained herein. No such extension of time or waiver will operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 12.5 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of each party hereto contained herein will not be deemed to be waived or otherwise affected by any investigation made by the other party hereto. Such representations and warranties will be extinguished by and will not survive the Effective Time, except with respect to the remedies set forth in Article X and except for remedies that may be available for fraud.

         Section 12.6 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by facsimile transmission (promptly confirmed in writing), as follows:

                  (a)      If to iGo or Sub:

                           iGo Corporation
                           9393 Gateway Drive
                           Reno, NV 89511-8910
                           Telephone No.:  (775) 746-6140
                           Telecopy No.:  (775) 746-6156
                           Attention: Chief Financial Officer

                           with a copy to:

                           Hale Lane Peek Dennison Howard and Anderson
                           100 W. Liberty Street, 10th Floor
                           Reno, NV 89501
                           Telephone No.:  (775) 327-3000
                           Telecopy No.: (775) 786-6179
                           Attention: David A. Garcia, Esq.

or to such other person as iGo or Sub designates in writing delivered to ARI in the manner provided in this Section 12.5;

                  (b)      If to ARI or the ARI Shareholders:

                           AR Industries, Inc.
                           3201 South Shannon
                           Santa Ana, CA 92704
                           Telephone No.: (714) 434-8600
                           Telecopy No.:   (714) 434-8601
                           Attention: Rod Hosilyk
                           with copies to:

                           Stradling Yocca Carlson & Rauth
                           660 Newport Center Drive, Suite 1600
                           Newport Beach, CA  92660
                           Telephone No.: (949) 725-4040
                           Telecopy No.: (949) 725-4100
                           Attention: Nick Yocca, Esq.

or to such other person as ARI or the ARI Shareholders designate in writing, delivered to iGo in the manner provided in this Section 12.5.

         Section 12.7 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations here under may be assigned by any of the parties hereto without the prior written consent of the other parties.

         Section 12.8 GOVERNING LAW. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law principles thereof; PROVIDED, HOWEVER, that the law governing the fiduciary duties of each party hereto and their respective boards of directors and the law governing any other matters of internal corporate governance of any of iGo, Sub or ARI shall be the law of their respective jurisdictions of incorporation.

         Section 12.9 PARTIES IN INTEREST. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except as specifically provided in this Agreement.

         Section 12.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         Section 12.11 HEADINGS AND REFERENCES. The headings of the sections and articles of this Agreement are inserted for convenience of reference only and will not by themselves determine the interpretation of this Agreement. All references herein to sections and articles are to sections and articles of this Agreement, unless otherwise indicated.

         Section 12.12 ENTIRE AGREEMENT. This Agreement, including the ARI Disclosure Schedule and the iGo Disclosure Schedule, the schedules and exhibits and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter contained herein, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 12.13 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid and unenforceable provision.

         Section 12.14 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         Section 12.15 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         Section 12.16 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         Section 12.17 MUTUAL DRAFTING. This Agreement is the joint product of iGo and ARI, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of iGo and ARI, and shall not be construed for or against any party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Reorganization to be duly executed as of the date and year first written above.


IGO CORPORATION                                   AR INDUSTRIES, INC.


By: /S/ MICK DELARGY                              By:   /S/ R.E. HOSILYK
    -------------------------------------             --------------------------
    Mick Delargy, Chief Financial Officer             Rod E. Hoslilyk, President

ARI ACQUISITION CORP.


By: /S/ MICK DELARGY
    -------------------------------------
    Mick Delargy, Chief Financial Officer


ARI SHAREHOLDERS:


  /S/ KEVIN PRINCE                          /S/ JEFFREY S. HOSILYK
--------------------------------          --------------------------------
Kevin Prince                              Jeffrey Hosilyk


  /S/ DANILO CACCIAMATTA                    /S/ R.E. HOSILYK
--------------------------------          --------------------------------
Danilo Cacciamatta                        Rod E. Hosilyk


  /S/ GREG HOSILYK                          /S/ WAYNE GREGG
--------------------------------          --------------------------------
Greg Hosilyk                              Wayne Gregg


  /S/ SCOTT NELSON                          /S/ FRED M. HANEY
--------------------------------          --------------------------------
Scott Nelson                              Fred Haney


  /S/ JOHN REHFELD                          /S/ DAVID HOSILYK
--------------------------------          --------------------------------
John Rehfeld                              David Hosilyk


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